UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 2, 2010

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective November 2, 2010, CBL & Associates Limited Partnership, which is the operating partnership of CBL & Associates Properties, Inc. (the “Company”), adopted the Fourth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership (the “Amended and Restated Agreement”).  The Amended and Restated Agreement was adopted (i) to simplify the Company’s operating partnership agreement by incorporating and combining the Third Amended and Restated Operating Partnership Agreement, adopted in June 2005, with the First Amendment to such agreement, which was adopted in November 2005, and (ii) to correct certain typographical errors in the Third Amended and Restated Operating Partnership Agreement, as amended.

The Amended and Restated Agreement is attached as Exhibit 10.1.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

Not applicable

(b)           Pro Forma Financial Information

Not applicable

(c)           Shell Company Transactions

Not applicable

(d)           Exhibits

Exhibit Number	Description
10.1.3	Fourth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, dated November 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman,
Chief Financial Officer, Treasurer
and Secretary

Date: November 5, 2010

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